Exhibit 23.8

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated May 7, 2015, with respect to the financial statements of Hidroeléctrica Santa Cruz S.A.C and Empresa de Generación Eléctrica de Junín S.A.C. included in the Registration Statement (Form S-1 No. 333-203934) and related Prospectus of TerraForm Global, Inc. for the registration of shares of its Class A common stock.

/s/ Paredes, Zaldívar, Burga & Asociados

Lima, Peru

May 7, 2015